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                                                                   Exhibit 10.24

                               ALLOY DESIGNS, INC.

                                    Agreement

                                                             November 24, 1998

Samuel A. Gradess
7 East 14th Street, Apt. 1507
New York, NY 10003

Dear Mr. Gradess:

      In consideration of your employment by Alloy Designs, Inc. (the "Company") and for other good and valuable consideration, the receipt and sufficiency of which you acknowledge, you agree as follows:

      1. Confidentiality. The Company has developed, uses and maintains trade secrets and other confidential and proprietary information including, without limitation, training materials, product information, personnel information relating to Company employees, operating procedures, marketing information, profit and loss information, inventory strategy, product costs, gross profit margins, selling strategies, supplier information, and customer information (the "Confidential Information"), and the Company has taken and shall continue to take all reasonable measures to protect the confidentiality of such Confidential information.

      You acknowledge that during your employment with the Company you will have direct access to and knowledge of the Confidential Information, and you acknowledge that if you become employed or affiliated with any competitor of the Company in violation of your obligations in Section 2 of this Agreement, it is inevitable that you would disclose the Company's Confidential Information to such competitor. You covenant and agree that all such Confidential Information is and shall remain the sole property of the Company and that you will hold in strictest confidence, and will not (except as required in the course of your employment with the Company) disclose to any business, firm, entity or person, either directly or indirectly, any of the Confidential Information. You further agree that you will return all such Confidential Information (regardless of how it is maintained) and any copies thereof, to the Company upon termination of your employment, whether voluntary or involuntary and regardless of the reason for termination. The terms of this paragraph are in addition to, and not in lieu of any legal or other contractual obligations that you may have relating to the protection of the Company's Confidential Information. The terms of this paragraph shall survive indefinitely the termination of this Agreement and/or your employment with the Company.

      2. Non-Competition and Non-Solicitation. You acknowledge that the Company has invested substantial time, money and resources in the development and retention of its customers and accounts, and further acknowledge that during the course of your employment you

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will be introduced to customers and accounts of the Company. You acknowledge and agree that any and all "goodwill" associated with any customer or account belongs exclusively to the Company including, but not limited to, any goodwill created as a result of direct or indirect contacts or relationships between yourself and any customers or accounts of the Company. In recognition of this and as a condition of your employment with the Company, you covenant and agree as follows:

      (a) You understand and acknowledge that the Company's business interests are worldwide because the Company's products and/or services are sold in countries around the world and the Company's competitors similarly operate from and market their products and/or services in many locations around the world. In order to protect the Company's interests wherever they may be affected by the matters addressed in this Agreement, the term "Competitive Business" as used in this Agreement shall mean any business anywhere in the world which engages or plans to engage in the sale, distribution or licensing of clothing or apparel through catalog direct marketing to teenagers and young adults, in any media now existing or hereafter developed.

      (b) You acknowledge that your employment by the Company will give you access to Confidential Information and that your knowledge of Confidential Information would enable you to place the Company at a significant competitive disadvantage if you are employed or engaged by, or become involved in, a Competitive Business. Accordingly, during the term of your employment by the Company and for a period of twelve (12) months commencing on the termination of your employment, you shall not without the prior written consent of the Company,
(1) be engaged directly or indirectly, in any manner whatsoever, including, without limitation, whether individually or in partnership, jointly or in conjunction with any other person, or as an employee, agent, servant, owner, partner, consultant, independent contractor or representative, stockholder, member or proprietor, in any Competitive Business, or (2) advise, invest in, lend money to, guarantee the debts or obligations of, or otherwise have any financial interest in any Competitive Business.

      (c) You further acknowledge the importance to the business carried on by the Company of the human resources engaged and developed by it and the unique access that your employment offers to interfere with such resources. Accordingly, during the term of your employment by the Company and for a period of twelve (12) months commencing on the termination of your employment, you shall not, induce or solicit, or assist any third party in inducing or soliciting any employee or consultant of the Company who is employed by the Company at the time of your termination of employment or who became employed by the Company during the twelve (12) months following your termination of the employment to leave the employment of the Company or to accept employment or engagement elsewhere.

      3. Provisions Necessary and Reasonable. You agree that (i) the provisions of Sections 1 and 2 are necessary and reasonable to protect the Company's Confidential Information and goodwill, (ii) the specific time, geography and scope provisions set forth in Section 2 are reasonable and necessary to protect the Company's business interests and (iii) in


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the event of your breach of any of your agreements set forth in Sections 1 and
2, the Company would suffer substantial irreparable harm and that the Company would not have an adequate remedy at law for such breach. In recognition of the foregoing, you agree that in the event of a breach or threatened breach of any of these covenants, in addition to such other remedies as the Company may have at law, without posting any bond or security, the Company shall be entitled to seek and obtain equitable relief, in the form of specific performance, or temporary, preliminary or permanent injunctive relief, or any other equitable remedy which then may be available. The seeking of such injunction or order shall not affect the Company's right to seek and obtain damages or other equitable relief on account of any such actual or threatened breach.

      4. Choice of Law; Enforceability; Waiver of Jury Trial. You acknowledge that a substantial portion of the Company's business is based out of and directed from the State of New York, where the Company maintains its main office and administers all employee compensation and benefits. You also acknowledge that during the course of your employment with the Company you will have substantial contacts with New York. This Agreement shall be deemed to have been made in the State of New York, shall take effect as an instrument under seal within New York, and the validity, interpretation and performance of this Agreement shall be governed by, and construed in accordance with, the internal law of New York, without giving effect to conflict of law principles. Both parties further acknowledge that the last act necessary to render this Agreement enforceable is its execution by the Company in New York, and that the Agreement thereafter shall be maintained in New York. Both parties agree that any action, demand, claim or counterclaim relating to the terms and provisions of this Agreement, or to its breach, shall be commenced in New York in a court of competent jurisdiction. Both parties further acknowledge that venue shall exclusively lie in New York and that material witnesses and documents would be located in New York. Both parties further agree that any action, demand, claim or counterclaim shall be resolved by a judge alone, and both parties hereby waive and forever renounce the right to a trial before a civil jury.

      5. Miscellaneous.

      (a) You acknowledge and agree that no provision of this Agreement shall be construed to create an express or implied employment contract, or a promise of employment for a specific period of time, and the Company may terminate your employment at any time, with or without cause (i.e., you are an "at-will" employee).

      (b) You acknowledge and agree that should you transfer between or among Company affiliates, wherever situated, or otherwise become employed by any Company affiliate, or be promoted or reassigned to functions other than your present functions, the terms of this Agreement including, but not limited to, Sections 1 and 2 hereof, shall continue to apply with full force.

      (c) Should any provision or term of this Agreement be held to be invalid, illegal or unenforceable, in whole or part, such invalidity, illegality, or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement, and to the extent


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permissible by law, the parties agree that a court shall have the power to amend such specific provision so that it can be enforced to the fullest extent permissible by law.

      (d) No amendment, waiver or revocation of this Agreement of any kind shall be effective unless supported by a written instrument executed by you and an authorized officer of the Company.

      (e) You hereby acknowledge that you have had adequate opportunity to review these terms and conditions and to reflect upon and consider the terms and conditions of this Agreement. You further acknowledge that you fully understand its terms and have voluntarily executed this Agreement.

      Kindly acknowledge your acceptance of this Agreement by signing both copies of this letter where indicated.

                                    ALLOY DESIGNS, INC.


                                    By:
                                       ---------------------------------
                                    Name:
                                    Title:

ACCEPTED AND AGREED:


---------------------------------
Name:

Date:
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